LEGAL DESCRIPTION


    PARCEL   A

         ALL of those 275 Condominium Units in the Condominium Regime known as The Residences and Inn at Henderson's Wharf assuch Condominium regime is established by a Declaration dated August 30,1988 and recorded among the Land Records of Baltimore City in Liber SEB 821, folio 20, said Declaration having been amended by the following:

         a. Amendment to Declaration dated April 3, 1989, by HWFP, INC. and PAUL ADLER and ROBERT W. GRANIK,,Substitute Trustees, and recorded
among the Land Records of Baltimore City in Liber SEB  2061,  folio    329.

         b. Second Amendment to Declaration dated July 31, 1990, by HENDERSON'S WHARF BALTIMORE, L.P. and recorded among the aforesaid Land Records in Liber SEB 2563, folio 230, and

         C. Third Amendment to Declaration dated December 14,1992, by HENDERSON'S WHARF BALTIMORE, L.P. and THE COUNCIL of UNIT OWNERS OF THE RESIDENCES AND INN AT HENDERSON'S WHARF, and recorded among the aforesaid Land Records in Liber SEB 3578, folio 30;
         and  pursuant  to  the  Plats  entitled,  "The Residences  and
         Inn   at Henderson's Wharf, A Condominium" recorded  among
         the Land  Records  of     Baltimore City as Condominium
         Plat SEE No. 232, as amended by Amended Condominium Plat recorded Among the Land Records of Baltimore City as
         Plat SEB No. 298, the 275 Condominium Units which are part of this Parcel A being listed on Scheule attached hereto.

       Together with the undivided percentage interests appurtenant to each unit, as set forth on Exhibit A, in the common elements, common expenses and common profits of the aforesaid Condominium and all of the rights, privileges and powers reserved for the benefit of each and every unit owner under and pursuant to the aforesaid Declaration, as so amended, and By-Laws attached thereto.

         Together with the benefit of the following:

         a. Amended and Restated Henderson's Wharf Disposition Agreement dated October 10, 1984, by and between CARLEY CAPITAL GROUP and
         MAYOR AND CITY COUNCIL OF BALTIMORE, and recorded among the aforesaid Land Records in Liber SEB 335, folio 62, amended by First Amendment to Amended and Restated Henderson's Wharf Disposition Agreement recorded as aforesaid in Liber SEB 2563, folio 264.







                       CONTINUATION OF LEGAL DESCRIPTION
    File  No. 1951576

          b. Reciprocal Easement Agreement dated August 31,1988, by and between CARLEY CAPITAL GROUP and THE COUNCIL OF UNIT OWNERS OF THE
          RESIDENCES  AND   INN  AT  HENDERSON'S  WHARF, A     CONDOMINIUM,
          INCORPORATED, and recorded among the Land Records of Baltimore City in Liber SEB 1824, folio 162 as amended by the following:

               (i) Amendment to Reciprocal Easement Agreement dated July 31, 1990, and recorded as aforesaid in Liber SEB 2822, folio 447; and

               (ii) Second  Amendment  to  reciprocal Easement  Agreement  dated
                     Februry 27, 1996 and- recorded as aforesaid  in  Liber
                    SEB  No.'         folio -.

          C. Pedestrian and Vehicular Right of Way Easement and Maintenance Easement established by Declaration and Easement by and among Henderson's Wharf Baltimore, L.P., et al, and The Council of unit Owners of The Residences and inn at Henderson's Wharf dated P-February 27, 1996 and recorded among the Land Records
               of Baltimore City in Liber SEB No.          , folio

          Saving and Excepting therefrom,    all  waters, water  rights,  water
    courses and riparian rights now or hereafter appertaining to the above described land or any part thereof other than such riparian rights and privileges as shall be reasonably necessary to use, maintain, and re-construct the Promenade Deck, including the pedestrian promenade to be constructed, maintained and replaced in accordance with the Pedestrian Promenade Easement, Agreement dated October 19, 1984 by and between CARLEY CAPITAL GROUP and MAYOR AND CITY COUNCIL OF BALTIMORE, and recorded among the aforesaid Land Records in Liber SEB 335, folio 204, as amended by the following:

          (i)  Amendment  to  Pedestrian  Promenade Easement  Agreement   dated
               April 6, 1987 and recorded as aforesaid In Liber SER 1308, folio 589; and

          (ii) Second Amendment to Pedestrian Promenade Easement Agreement dated July 31, 1990 and recorded as aforesaid in Liber SER 2563, folio 241.

    Unit 433 and Parking Unit P-43    -

          ALL of those Condominium Units designated as Unit 433 and Parking Unit P-43 in the Condominium Regime known as The Residences and Inn at
    Henderson's  Wharf  as  such  condominium  regime  is established   by   a
    Declaration dated August 30,1988 and recorded among the Land Records of Baltimore City in Liber SEB 1821, folio 20, said Declaration having been amended by the following;

          a. Amendment to Declaration dated April 3, 1989, by HWFP, INC. and PAUL ADLER and ROBERT W. GRANIK, Substitute Trustees, and recorded among the Land Records of Baltimore City in Liber SEB 2081, folio 329.


                       CONTINUATION OF LEGAL DESCRIPTION


   File  No. 1951576



         b.   Second  Amendment  to  Declaration  dated July  31,  1990,   by
         HENDERSON'S WHARF BALTIMORE, L.P. and recorded among the aforesaid Land Records in Liber SEE 2563, folio 230, and

         C. Third Amendment to Declaration dated December 14,1992, by liENDERSON'S WHARF BALTIMORE, L.P. and THE COUNCIL OF UNIT OWNERS OF THE RESIDENCES @ INN AT HENDERSON'S WHARF, and recorded among the aforesaid Land Records in Liber SEE 3578, folio 30;

   and pursuant to the Plats entitled, "The Residences and Inn at Henderson's Wharf, A Condominium" recorded among the Land Records of Baltimore City as Condominium Plat SEE No. 232, as amended by Amended Condominium Plat recorded among the Land Records of Baltimore City as Plat SEB No. 298.

   Unit 510 and Parking 'Unit P-60

         ALL of those Condominium Units designated as  Unit 510  and  Parking
   Unit P-68 in the Condominium Regime known as The Residences and Inn at Henderson's) Wharf as .such condominium regime is established by a Declaration dated August 30,1988 and recorded among the Land Records of Baltimore City in Liber SEB 1821, folio 20, said Declaration having been amended by the following:

         a. Amendment to Declaration dated  April  3,  1989, by  and  between
         HWFP,  INC.  and  PAUL  ADLER  and  ROBERT  W. GRANIK,   Substitute
         Trustees, and recorded among the Land Records of Baltimore City in Liber SEB 2081, folio 329.

         b.   Second  Amendment  to  Declaration  dated July  31,  1990,   by
         HENDERSON'S WHARF BALTIMORE, L.P. and recorded among the aforesaid Land Records in Liber SEB 2563, folio 230, and

   UNIT 510 and-Parking Unit P-68 - continued

         C.   Third Amendment to Declaration dated December 14,1992,  by
         HENDERSON'S WHARF BALTIMORE, L.P. and THE COUNCIL OF UNIT OWNERS   OF
         THE RESIDENCES AND INN AT HENDERSONS WHARF, and recorded among the aforesaid Land Records in Liber SEB 3578, folio 30;

   and pursuant to the Plats entitled, "The Residences and Inn at Henderson's Wharf, A Condominium recorded among the Land Records of Baltimore City as Condominium Plat SEE No. 232, as amended by Amended Condominium Plat recorded among the Land Records of Baltimore City as Plat SEB No. 298.



                      CONTINUATION OF LEGAL DESCRIPTION

   File No. 1951576



   Unit 409 AND Parking unit P-57

        ALL of those Condominium Units designated as  Unit 409  and  Parking
   Unit P-57 in the Condominium Regime known as The Residences  and  Inn  at
   Henderson's  Wharf  as  such  condominium  regime  is established  by   a
   Declaration dated August 30,1988 and recorded among the Land Records of Baltimore City in Liber SEB 1821, folio 20, said Declaration having been amended by the following:

        a. Amendment to Declaration dated April 3, 1989, by HWFP, INC. and PAUL ADLER and ROBERT W. GRANIK, Substitute Trustees, and recorded among the Land Records of Baltimore City in Liber SEE 2081, folio 329.

        b.    Second  Amendment  to  Declaration  dated July  31,  1990,  by
        HENDERSON'S WHARF BALTIMORE, L.P. and recorded among the aforesaid Land Records in Liber SEB 2563, folio 230, and

        C. Third Amendment to Declaration dated December 14,1992, by HENDERSON'S WHARF BALTIMORE, L.P. and THE COUNCIL OF UNIT OWNERS OF THE RESIDENCES AND INN AT HENDERSON'S WHARF, and recorded among the aforesaid Land Records in Liber SEB 3578, folio 30;

   and pursuant to the Plats entitled, "The Residences and Inn at Henderson's Wharf, A Condominium" recorded among the Land Records of Baltimore City as Condominium Plat SEB No. 232, as amended by Amended Condominium Plat recorded among the Land Records of Baltimore City as Plat SEE No. 298.